AMENDMENT NO. 5 TO

EXHIBIT A

OF THE INVESTMENT MANAGEMENT
AGREEMENT

	THIS AMENDMENT to the Exhibit
A to the Investment Management
Agreement dated December 15, 1999 (the
"Agreement") between DELAWARE
POOLED TRUST and DELAWARE
MANAGEMENT COMPANY, a series of
Delaware Management Business Trust (the
"Investment Manager"), amended as of the 1st day of December, 2004 to add The
Smid-Cap Growth Equity Portfolio, lists the
Portfolios for which the Investment
Manager provides investment management
services pursuant to this Agreement, along with the management fee rate schedule for each Portfolio and the date on which the Agreement became effective for each
Portfolio.

Portfolio Name
Effective Date
Management Fee Schedule
(as a percentage of
average daily net assets)
Annual Rate
The All-Cap Growth Equity Portfolio
February 28, 2000
0.75%
The Core Focus Fixed Income Portfolio
June 30, 2004
0.40%
The Core Plus Fixed Income Portfolio
June 28, 2002
0.43%
The High-Yield Bond Portfolio
December 15, 1999
0.45%
The Intermediate Fixed Income Portfolio
December 15, 1999
0.40%
The Large-Cap Value Equity Portfolio
December 15, 1999
0.55%
The Mid-Cap Growth Equity Portfolio
December 15, 1999
0.75%
The Real Estate Investment Trust Portfolio
December 15, 1999
0.75% on first $500 million
0.70% on next $500 million
0.65% on next $1,500 million
0.60% on assets in excess of
$2,500 million
The Real Estate Investment Trust Portfolio II
December 15, 1999
0.75%
The Select Equity Portfolio
December 15, 1999
1.00%
The Small-Cap Value Equity Portfolio
December 15, 1999
0.75%
The Small-Cap Growth Equity Portfolio
December 15, 1999
0.75%
The Small Cap Growth II Equity Portfolio
September 15, 2003
0.75%
The Smid-Cap Growth Equity Portfolio
December 1, 2004
[____]

DELAWARE MANAGEMENT
COMPANY,			DELAWARE
POOLED TRUST
a series of Delaware Management Business
Trust


By:  Jude T. Driscoll
		By: Jude T. Driscoll

Name:	Jude T. Driscoll
			Name:	Jude T.
Driscoll
Title:	President/Chief Executive Officer
		Title:	Chairman


Attest:  Brian L. Murray, Jr.
		Attest: Anthony G. Caivarelli

Name:	Brian L. Murray, Jr.
		Name:	Anthony G. Ciavarelli
Title:	Vice President/Associate General
Counsel		Title:	Assistant Vice
President/Counsel/
Counsel/Assistant Secretary
		Assistant Secretary